EXHIBIT 99.1

Behringer Harvard Further Deepens Its Acquisitions Bench

DALLAS, DECEMBER 16, 2009 — Behringer Harvard announced today the further expansion of the acquisitions team for its value-added and opportunistic commercial real estate investment programs including Behringer Harvard Opportunity REIT II, Inc.

Mr. James D. (Jim) Fant has been promoted to Chief Investment Officer of Behringer Harvard Opportunity Advisors II LP. He will be assisted by Mr. Bradford W. (Brad) Takala, who recently joined Behringer Harvard as Vice President of Acquisitions. They will be responsible for sourcing, negotiating and closing both equity and debt investments across all asset classes for Behringer Harvard’s opportunity-focused investment programs. Mr. Fant’s role also will include participation in strategic investment-related decisions for Behringer Harvard’s opportunity-style programs.

“Both Jim and Brad bring a wealth of experience to these roles,” said Mr. Samuel A. Gillespie, Chief Operating Officer of Behringer Harvard Opportunity REIT II, Inc. and Behringer Harvard Opportunity Advisors II LP. “I am confident that their expertise will significantly enhance our opportunistic and value-added investment programs. I look forward to working with them as we continue to expand our portfolio of assets for Opportunity REIT II, Inc.”

Mr. Fant has more than 25 years of experience in the commercial real estate industry. He has served as a senior member of the acquisitions team since joining Behringer Harvard in April 2005, and he was most recently Senior Vice President of Real Estate. Before joining Behringer Harvard, Mr. Fant served as Vice President of Acquisitions for the pension advisory firm Kennedy Associates. From 1983 to 1998, he served in multiple capacities for MEPC American Properties including Senior Vice President. Mr. Fant is a certified public accountant and a licensed real estate salesman. He received a bachelor of business administration degree in accounting from the University of Texas at Arlington.

Before joining Behringer Harvard in October 2009, Mr. Takala was a partner at Taurus Capital Markets, LLC, which is responsible for Taurus Investment Holdings’ large-scale global acquisitions, fund formation and institutional client relationships. He joined Taurus after nine years with INVESCO Real Estate, the last six of which he spent as an acquisitions officer. Before joining INVESCO, he worked for Cushman & Wakefield in the financial consulting group, partnering with the capital markets team on institutional sales. Mr. Takala holds a master of business administration degree from the Owen School of Management at Vanderbilt University and a bachelor’s degree from St. Lawrence University.

Behringer Harvard Opportunity REIT II, Inc. is a public, non-listed real estate investment trust targeting value-added and opportunistic investments in commercial real estate assets with significant potential for value creation over the life of the REIT. This REIT, which was launched in January 2008, is Behringer Harvard’s fifth value-added and opportunistic investment program and follows the successful full offering capitalization of four preceding programs with similar investment styles.

About Behringer Harvard

Behringer Harvard creates and manages global institutional-quality investment programs for individual and institutional investors through its real estate investment trusts, joint ventures and proprietary program structures. The company also offers strategic advisory, asset management and capital market solutions. Behringer Harvard has interests in or manages more than $10 billion in assets. For more information, contact our U.S. headquarters toll-free at 866.655.3600 or our European headquarters at 011 49 40 34 99 99 90, or visit us online at behringerharvard.com.

This release contains forward-looking statements relating to the business and financial outlook of Behringer Harvard Opportunity REIT II, Inc. that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of the offering documents for the offering of shares of Behringer Harvard Opportunity REIT II, Inc. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Katie Myers Richards Partners katie_myers@richards.com 214.891.5842	Jason Mattox Chief Administrative Officer Behringer Harvard jmattox@behringerharvard.com 866.655.3600	Barbara Marler Behringer Harvard bmarler@behringerharvard.com 469.341.2312